EX-28.g.1.

 CUSTODIAN CONTRACT

This Contract (the "Contract") is made as of April 9, 2018 between each UBS management investment company identified on Appendix A and each UBS management investment company which becomes a party to this Contract in accordance with the terms hereof (in each case, a "Fund") and State Street Bank and Trust Company, a Massachusetts trust company (the "Custodian").

WITNESSETH:

WHEREAS, each Fund is authorized to issue shares in separate series (each, a "Portfolio"), with each such series representing interests in a separate portfolio of securities and other assets.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Employment of Custodian and Property to be Held by It

Each Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of a Fund, including securities which a Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities").  Each Fund on behalf of the Portfolio(s) agrees to deliver to the Custodian all securities, other financial assets, and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities or other financial assets owned by the Portfolio(s) from time to time, and the cash consideration received by it for such or treasury shares of beneficial interest of a Fund representing interests in the Portfolios ("Shares") as may be issued or sold from time to time.  The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.

Upon receipt of "Proper Instructions" (within the meaning of Article 6), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians, located in the United States on behalf of the applicable Portfolio(s). The Custodian may employ as sub-custodian for a Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions designated in Schedule A hereto and place and maintain a Fund's foreign securities with the foreign securities depositories designated in Schedule B hereto, but only in accordance with the provisions of Articles 3 and 4.

For purposes of this Contract, "delivery" of domestic securities or foreign securities shall include the acquisition of a security entitlement (as that term is defined in the Uniform Commercial Code of the Commonwealth of Massachusetts ("MA UCC")).

2.            Duties of the Custodian with Respect to Property of a Fund Held By the Custodian in the United States

2.1. Holding Securities.  The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States including all domestic securities owned by such Portfolio, other than (a) securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. Securities System"), and (b) shares or other securities, issued by a U.S. issuer, of a group of investment companies as defined in Section 12(d)(1)(F) of the 1940 Act ("Underlying Portfolios") and other registered "investment companies" (as defined in Section 3(a)(1) of the 1940 Act), whether or not in the same "group of investment companies" (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act) ("Underlying Shares") owned by each Fund which are maintained pursuant to Section 2.16 hereof in an account with Custodian or such other entity which may from time to time act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions (the "Underlying Transfer Agent").  The Custodian shall identify on its books and records as belonging to a Portfolio the securities and other financial assets, constituting Portfolio assets held by (a) the Custodian, its delegates and sub- custodians, (b) a U.S. Securities System, or (c) an Underlying Transfer Agent in accordance with Section 2.16.  To the extent that the Custodian or any of its sub- custodians holds securities constituting the Portfolio's assets in an omnibus account that is identified as belonging to the Custodian for the benefit of its customers, the records of the Custodian shall identify which of such securities constitute a Portfolio's assets.

Except as precluded by Section 8-501(d) of the MA UCC, the Custodian shall hold all securities and other financial assets, other than cash, of a Portfolio that are delivered to it in a "securities account" with the Custodian for and in the name of such Portfolio and shall treat all such assets other than cash as "financial assets" as those terms are used in the MA UCC.  To the extent that the Custodian holds Portfolio assets constituting "financial assets" for purposes of MA UCC, the Custodian shall maintain those financial assets in an account established under this Contract as security entitlements in favor of the Portfolio.

2.2. Delivery of Securities.  The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian or in a U.S. Securities System account of the Custodian or in an account at an Underlying Transfer Agent, only upon receipt of Proper Instructions from a Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.10 hereof;

4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the failure to satisfy the Standard of Care (as defined below) set forth in Section 14 of this Contract.

8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and a Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

11) For delivery as security in connection with any borrowings by a Fund on behalf of the Portfolio requiring a pledge of assets by a Fund on behalf of the Portfolio, but only against receipt of amounts borrowed;

12) For delivery in accordance with the provisions of any agreement among a Fund on behalf of the Portfolio, the Custodian and a broker- dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The Financial Industry Regulatory Authority, Inc. ("FINRA," formerly known as The National Association of Securities Dealers, Inc.), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by a Portfolio of a Fund;

13) For delivery in accordance with the provisions of any agreement among a Fund on behalf of the Portfolio, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of a Fund;

14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for a Fund (if any) or a Fund itself, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of a Fund, related to the Portfolio ("Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

15) In any other case, but only upon receipt of Proper Instructions from a Fund on behalf of the applicable Portfolio specifying the securities of the Portfolio to be delivered and naming the person or persons to whom delivery of such securities shall be made.

2.3. Registration of Securities.  Domestic securities or other financial assets held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of a Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless a Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio; or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1.  All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Contract shall be in "street name" or other good delivery form. If, however, a Fund directs the Custodian to maintain securities in "street name," the Custodian shall utilize its best efforts only to timely collect income due a Fund on such securities and to promptly notify a Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4. Bank Accounts.  The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of a Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended from time to time (the "1940 Act").  Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board of Trustees of a Fund.  Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5. [Reserved]

2.6. Collection of Income.  Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2(10) shall be the responsibility of a Fund.  The Custodian shall notify a Fund, at the frequency agreed upon by the parties, in writing by facsimile transmission, electronic communication, or in such other manner as a Fund and the Custodian may agree in writing, if any amount payable with respect to portfolio securities or other assets of the Portfolios of a Fund is not received by the Custodian when due. In the event that extraordinary measures are required to collect such income, a Fund and the Custodian shall consult as to such measures and agree upon any compensation and expenses payable to the Custodian as a result of taking such extraordinary measures. The Custodian shall not be responsible for the collection of amounts due and payable with respect to portfolio securities or other extraordinary assets that are in default.  The Custodian will have no duty or responsibility in connection therewith, other than to provide a Fund with such information or data as may be necessary to assist a Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

2.7. Payment of Fund Monies.  Upon receipt of Proper Instructions from a Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c ) in the case of purchase of Underlying Shares in accordance with the conditions set forth in Section 2.16 hereof, (d) in the case of repurchase agreements entered into between a Fund on behalf of the Portfolio and the Custodian, or another bank or a broker- dealer which is a member of FINRA: (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio; or (e) for transfer to a time deposit account of a Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from a Fund as defined in Article 6;

2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

3) For the redemption or repurchase of Shares issued by the Portfolio as set forth in Article 5 hereof;

4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of a Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

5) For the payment of any dividends on Shares of the Portfolio declared pursuant to the governing documents of a Fund;

6) For payment of the amount of dividends received in respect of securities sold short;

7) For payment as initial or variation margin in connection with futures or options or futures contracts entered into by a Fund on behalf of a Portfolio;

8) In any other case, upon receipt of Proper Instructions from a Fund on behalf of the applicable Portfolio specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

2.8. [Reserved]

2.9. Appointment of Agents.  The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any such agent shall not relieve the Custodian of its responsibilities or liabilities hereunder and the Custodian shall be fully responsible and liable for the actions or omissions of any agent appointed by the Custodian hereunder.

2.10. Deposit of Fund Assets in U.S. Securities Systems.  The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System in compliance with the conditions of Rule 17f-4 under 1940 Act.

2.11. [Reserved]

2.12. Segregated Account.  The Custodian shall upon receipt of Proper Instructions from a Fund on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash, in the case of a deposit account, or securities and other financial assets (other than cash), in the case of a securities account, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among a Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes.

2.13. Ownership Certificates for Tax Purposes.  The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

2.14. Proxies.  The Custodian shall cause to be promptly executed by the registered holder of domestic securities or other financial assets held in the United States of a Portfolio, if the securities or other financial assets are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which the proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to the securities or other financial assets.

2.15. Communications Relating to Portfolio Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to a Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by a Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities and other financial assets being held for the Portfolio.  With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.  The Custodian shall also transmit promptly to a Fund for each Portfolio all written information received by the Custodian regarding any class action or other collective litigation relating to Portfolio securities or other financial assets issued in the United States and then held, or previously held, during the relevant class-action period during the term of this Contract by the Custodian for the account of a Fund for the Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms. Unless otherwise agreed to by the parties, the Custodian's services with respect to class actions do not extend beyond the timely forwarding of written information received by the Custodian. For avoidance of doubt, upon and after the effective date of any termination of this Contract, with respect to a Fund or its Portfolio(s), as may be applicable, the Custodian shall have no responsibility to so transmit any information under this Section 2.15.

2.16. Deposit of Fund Assets with the Underlying Transfer Agent. Underlying Shares beneficially owned by a Fund, on behalf of a Portfolio, shall be deposited and/or maintained in an account or accounts maintained with an Underlying Transfer Agent and the Custodian's only responsibilities with respect thereto shall be limited to the following:

1) Upon receipt of a confirmation or statement from an Underlying Transfer Agent that such Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Portfolio, the Custodian shall identify by book-entry that such Underlying Shares are being held by it as custodian for the benefit of such Portfolio.

2) In respect of the purchase of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall pay out monies of such Portfolio as so directed, and record such payment from the account of such Portfolio on the Custodian's books and records.

3) In respect of the sale or redemption of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall transfer such Underlying Shares as so directed, record such transfer from the account of such Portfolio on the Custodian's books and records and, upon the Custodian's receipt of the proceeds therefor, record such payment for the account of such Portfolio on the Custodian's books and records.

4) The Custodian will implement procedures to periodically reconcile (based upon the frequency with which the Custodian receives statements from the Underlying Transfer Agent) the Underlying Transfer Agent's

records of each Portfolio holdings of Underlying Shares with the Custodian's records.

3. Provisions Relating to Rules 17f-5 and 17f-7

3.1. Definitions. As used throughout this Contract, the capitalized terms set forth below shall have the indicated meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian  (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

"Rule 17f-5" means Rule 17f-5 promulgated under the 1940 Act. "Rule 17f-7" means Rule 17f-7 promulgated under the 1940 Act.

3.2. The Custodian as Foreign Custody Manager.

(a) Delegation to the Custodian as Foreign Custody Manager. The Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

(b) Countries Covered.  The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by a Fund with the agreement of the Foreign Custody Manager.  The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager.  The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2(e) hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by a Fund, on behalf of the applicable Portfolio(s), of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by such Fund's Board on behalf of such Portfolio(s) responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation.  Execution of this Contract by a Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A.  The Custodian will assist a Fund in satisfying the opening requirements for a country as may be reasonably requested by a Fund. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of such Portfolio to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall cease to be the Foreign Custody Manager with respect to such Portfolio with respect to that country effective upon closing of such account.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to a Fund. Forty-five days (or such longer period to which the parties agree in writing) after receipt of any such notice by a Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to a Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

(c) Scope of Delegated Responsibilities:

1) Selection of Eligible Foreign Custodians.  Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as

Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

2) Contracts With Eligible Foreign Custodians.  The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

3) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2(e) hereunder.

(d) Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

(e) Reporting Requirements.  The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred.  The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

(f) Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise (unless a higher standard of care is required by Rule 17f-5). Notwithstanding the foregoing, the Custodian as Foreign Custody Manager of the Portfolio is subject to the Standard of Care set forth in Section 14 of this Contract.

(g) Representations with Respect to Rule 17f-5.  The Foreign Custody Manager represents to each Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.  The Fund represents to the Custodian that its Board has determined that it is reasonable for such Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

(h) Effective Date and Termination of the Custodian as Foreign Custody Manager.  The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party.  Termination will become effective forty-five (45) days after receipt by the non-terminating party of such notice.  The provisions of Section 3.2(b) hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3. Eligible Securities Depositories.

(a) Analysis and Monitoring.  The Custodian shall (a) provide a Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify a Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

(b) Standard of Care.  The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3(a) (unless a higher standard of care is required by Rule 17f-7).  Notwithstanding the foregoing, the Custodian in performing the duties set forth in Section 3.3 is subject to the Standard of Care set forth in Section 14 of this Contract.

4. Duties of the Custodian with Respect to Property of the Portfolios to be Held
Outside the United States

4.1. Definitions.  As used throughout this Contract, the capitalized terms set forth below shall have the indicated meanings:

Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. Holding Securities.  The Custodian shall identify on its books as belonging to the Portfolios the foreign securities and other financial assets held by each Foreign Sub-Custodian or Foreign Securities System.  The Custodian may hold foreign securities and other financial assets for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities and other financial assets of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4. Transactions in Foreign Custody Account.

(a) Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities and other financial assets of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

1) Upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

2) In connection with any repurchase agreement related to foreign securities;

3) To the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

4) To the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

5)         To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

6) To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case, the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such foreign securities prior to receiving payment for such foreign securities except as may arise from the Foreign Sub-Custodian's own negligence, bad faith, fraud or willful misconduct;

7) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

8) In the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

9)         For delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by a Fund on behalf of such Portfolio;

10) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

11) In connection with the lending of foreign securities; and

12) For any other purpose, but only upon receipt of Proper Instructions specifying (A) the foreign securities to be delivered and (B) the person or persons to whom delivery of such securities shall be made.

(b) Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

1) Upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer)

against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

2) In connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

3) For the payment of any expense or liability of the Portfolio, including but not limited to the following payments:  interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

4) For the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

5) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

6) For payment of part or all of the dividends received in respect of securities sold short;

7) In connection with the borrowing or lending of foreign securities; and

8) For any other purpose, but only upon receipt of Proper Instructions specifying (A) the amount of such payment and (B) the person or persons to whom such payment is to be made.

(c) Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to each Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in a Board being provided with substantively less information than had been previously provided hereunder.

4.5. Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing (but only if the use of a nominee is a customary market practice). The Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities.  The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with customary market practice.

4.6. Bank Accounts.  The Custodian shall identify on its books as belonging to a Portfolio of a Fund cash (including cash denominated in foreign currencies) deposited with the Custodian.  Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub- Custodian.  All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio.  The Custodian shall notify a Fund, at the frequency agreed to by the parties, in writing by facsimile transmission, electronic communication or in such other manner as a Fund and Custodian may agree in writing, if any amount payable with respect to portfolio securities or other assets of the Portfolio of a Fund are not received by the Custodian when due. In the event that extraordinary measures are required to collect such income, a Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such extraordinary measures. Income on securities or other financial assets loaned other than from the Custodian's securities lending program shall be credited as received.

4.8. Shareholder Rights.  With respect to the foreign securities held pursuant to this Section 4, the Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Each Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of a Fund to exercise shareholder rights.  The Custodian shall, however, as soon as is reasonably practicable communicate information received as to the foregoing to the applicable Fund.

4.9. Communications Relating to Foreign Securities.  The Custodian shall transmit promptly to a Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith).  With respect to tender or exchange offers, the Custodian shall transmit promptly to a Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i)
and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power. The Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject to the laws, regulations and practical constraints that may exist in the country where such securities are issued. In the event that a Fund invests in non-U.S. securities in a market in which the Custodian does not offer proxy voting services, the Custodian shall promptly notify a Fund.  The Custodian shall also transmit promptly to a Fund all written information received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities or other financial assets issued outside of the United States and being held for the account of the Portfolios regarding any class action or other litigation in connection with Portfolio foreign securities or other financial assets issued outside the United States and then held, or previously held, during the term of this Contract by the Custodian via a Foreign Sub-Custodian for the account of a Fund for such Portfolio, including, but not limited to, opt-out notices and proof-of- claim forms. For avoidance of doubt, upon and after the effective date of any termination of this Contract, with respect to a Fund or its Portfolio(s), as may be applicable, the Custodian shall have no responsibility to so transmit any information under this Section 4.9.

4.10. Liability of Foreign Sub-Custodians. The Custodian shall not employ a Foreign Sub-Custodian unless such employment is memorialized in a written agreement. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations.  At a Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11. Country Risk. The Custodian shall be without liability to a Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

4A. Tax Services.

4A.1.  Fund Information.  Each Fund will provide documentary evidence of its tax domicile, organizational specifics and other documentation and information as may be required by the Custodian from time to time for tax purposes, including, without limitation, information relating to any special ruling or treatment to which the Fund may be entitled that is not applicable to the general nationality and category of person to which the Fund belongs under general laws and treaty obligations and documentation and information required in relation to countries where the Fund engages or proposes to engage in investment activity or where Portfolio assets are or will be held. The provision of such documentation and information shall be deemed to be a Proper Instruction, upon which the Custodian shall be entitled to rely and act. In giving such documentation and information, the Fund represents and warrants that it is true and correct in all material respects and that it will promptly provide the Custodian with all necessary corrections or updates upon becoming aware of any changes or inaccuracies in the documentation or information supplied.

4A.2.  Tax Responsibility.  The Fund shall be liable for all taxes (including Taxes, as defined below) relating to its investment activity, including with respect to any cash or securities held by the Custodian on behalf of the Fund or any transactions related thereto.  Subject to compliance by the Fund with its obligations under the Section 4A.1, the Custodian shall withhold (or cause to be withheld) the amount of any Tax which is required to be withheld under applicable law in connection with the collection on behalf of the Fund pursuant to this Contract of any dividend, interest income or other distribution with respect to any security and the proceeds or income from the sale or other transfer of any security held by the Custodian. If any Taxes become payable with respect to any prior payment made to the Fund by the Custodian or otherwise, the Custodian may apply any credit balance in the Fund's deposit account to the extent necessary to satisfy such Tax obligation.  The Fund shall remain liable for any tax deficiency. The Custodian is not liable for any tax obligations relating to the Portfolio or the Fund, other than those Tax services as set out specifically in this Section 4A.  The Fund agrees that the Custodian is not, and shall not be deemed to be, providing tax advice or tax counsel.  The capitalized terms "Tax" or "Taxes" means any withholding or capital gains tax, stamp duty, levy, impost, charge, assessment, deduction or related liability, including any addition to tax, penalty or interest imposed on or in respect of (i) cash or securities, (ii) the transactions effected under this Contract, or (iii) the Fund.

4A.3.  Tax Relief.  The Custodian will provide tax relief services in relation to designated markets as may be specified from time to time in the Client Publications (as defined in Section 24.2).  Subject to the preceding sentence and compliance by the Fund with its obligations under Section 4A.1, the Custodian will apply for a reduction of withholding tax and refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on securities for the benefit of the Fund. Unless otherwise informed by the Fund, the Custodian shall be entitled to apply categorical treatment of the Fund according to its nationality, particulars of its organization and other relevant details supplied by the Fund.

5. Payments for Sales or Repurchases or Redemptions of Shares of a Fund

The Custodian shall receive from the distributor for the Shares as identified by a Fund to the Custodian as duly authorized (the "Distributor") or from the Transfer Agent of a Fund and deposit into the account of the appropriate Portfolio such payments as are received for Shares of that Portfolio issued or sold from time to time by a Fund.  The Custodian will provide timely notification to a Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Portfolio, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of a Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by a Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between a Fund and the Custodian.

6. Proper Instructions

Proper Instructions as used throughout this Contract means a writing signed or initialed by one or more person or persons as the Board of Trustees shall have from time to time authorized.  Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested.  Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved.  The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Fund accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Portfolios' assets.  For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.12.

7. Actions Permitted without Express Authority

The Custodian may in its discretion, without express authority from a Fund on behalf of each applicable Portfolio:

1) Make payments to itself or others for minor expenses of handling securities or other financial assets relating to its duties under this Contract; provided that all such payments shall be accounted to a Fund on behalf of the Portfolio

2) surrender securities in temporary form for securities in definitive form;

3)	endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

4)
in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board of Trustees of a Fund.

8. Evidence of Authority

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of a Fund.  The Custodian may receive and accept a copy of a resolution of the Board of Trustees of a Fund certified by the Secretary or Assistant Secretary of a Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Trust Instrument as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

9. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees of a Fund to keep the books of account of each Portfolio and compute the net asset value per share of the outstanding shares of each Portfolio, or if directed in writing to do so by the Fund on behalf of a Portfolio, shall itself keep such books of account and compute such net asset value.  The Custodian shall also calculate daily the net income of the Portfolio as described in a Fund's currently effective prospectus related to such Portfolio and shall advise a Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of a Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components.  The calculations of the net asset value per share and the daily income of each Portfolio shall be made at the time or times described from time to time in a Fund's currently effective prospectus related to such Portfolio.

10. Records

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of a Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder.  All such records shall be the property of a Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of a Fund and employees and agents of the Securities and Exchange Commission.  The Custodian shall, at a Fund's request, supply a Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by a Fund and for such compensation as shall be agreed upon between a Fund and the Custodian, include certificate numbers in such tabulations. In the event that the Custodian is requested or authorized by a Fund, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Fund by state or federal regulatory agencies, to produce the records of the Fund or the Custodian's personnel as witnesses, the Fund agrees to pay the Custodian for the Custodian's reasonable expenses incurred in responding to such request, order or requirement.

11. Opinion of Fund's Independent Registered Public Accounting Firm

The Custodian shall take all reasonable action, as a Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from a Fund's independent registered public accounting firm with respect to its activities hereunder in connection with the preparation of a Fund's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

12. Reports to Fund by Independent Registered Public Accounting Firm

The Custodian shall provide a Fund, on behalf of each of the Portfolios at such times as a Fund may reasonably require, with reports by independent registered public accounting firms on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by a Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies the reports shall so state.

13. Compensation of Custodian

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between a Fund on behalf of each applicable Portfolio and the Custodian.

14. Responsibility of Custodian

So long and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. In carrying out the provisions of this Contract, the Custodian shall act in good faith and without negligence, fraud, and willful misconduct, and agrees to exercise the reasonable care, skill and diligence of a professional provider of custody services to mutual funds in carrying out all of its duties and obligations under this Contract (the "Standard of Care"). The Standard of Care shall apply to the performance of all of Custodian's obligations under this Contract, and notwithstanding any disclaimers of liability to a Fund contained herein other than the last paragraph of this Section 14, the Custodian shall not be absolved of liability for any loss to the extent such loss results from a breach by the Custodian of the Standard of Care in the discharge of its obligations under this Contract.  The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for a Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice as long as such actions or omissions satisfy the Standard of Care set forth in this section.

Except as may arise from the Custodian's own negligence, bad faith, fraud or willful misconduct  or the negligence, bad faith, fraud or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to a Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian, U.S. Securities System or Foreign Securities System or any agent or nominee of any of the foregoing, including, without limitation, nationalization or expropriation, imposition of currency controls or restrictions, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, acts of war or terrorism, riots, revolutions, work stoppages, natural disasters or other similar events or acts ("Force Majeure Events"); (ii) errors by a Fund or a Fund's investment manager or investment advisor ("Investment Advisor") in their instructions to the Custodian provided such instructions have been in accordance with this Contract; (iii) the insolvency of or acts or omissions by a U.S. Securities System or Foreign Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, a Fund, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security, U.S. Securities System or Foreign Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

The Custodian shall be liable to a Fund for the acts or omissions of any sub-custodian selected by the Custodian, whether domestic or foreign (but excluding any U.S. sub-custodian designated by a Fund pursuant to Proper Instructions), to the same extent that the Custodian would be liable to a Fund as if such action or omission was performed by the Custodian itself, taking into account the facts and circumstances and the established local market practices and laws prevailing in the relevant jurisdiction at the time of the action or omission.  The Custodian shall in no event be liable for the insolvency of any sub-custodian, including any Eligible Foreign Custodian.

If a Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to a Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, a Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If the Custodian, its affiliates, subsidiaries or agents advances cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act, bad faith, fraud, or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should a Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.  The Custodian may at any time decline to follow Proper Instructions to deliver out cash, securities or other financial assets if the Custodian determines in its reasonable discretion that, after giving effect to the Proper Instructions, the cash, securities or other financial assets remaining will not have sufficient value fully to secure the Fund's payment or reimbursement obligations, whether contingent or otherwise.

None of the parties shall be liable for indirect, special, incidental, punitive or consequential damages.

15. Effective Period and Termination.

15.1. Generally.  This Contract shall remain in full force and effect for an initial term ending April 9, 2022.  After the expiration of the Initial Term, this Contract shall automatically renew for successive one-year terms unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the initial term or any renewal term, as the case may be.  A written notice of non-renewal may be given as to a Fund or a Portfolio.

15.2. Termination.  Either party may terminate this Contract as to a Fund or a Portfolio: (a) in the event of the other party's material breach of a material provision of this Contract that the other party has either failed to cure, or failed to establish a remedial plan to cure that is reasonably acceptable to the non- breaching party, within 60 days' written notice being given by the non-breaching party of the breach, or (b) in the event of the appointment of a conservator or receiver for the other party, the commencement by or against the other party of a bankruptcy or insolvency case or proceeding, or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction.

In connection with any termination of the Agreement for any reason whatsoever, the parties shall also reasonably cooperate with respect to the development of a transition plan setting forth a reasonable timetable for the transition and describing the parties' respective responsibilities for transitioning the services back to a Fund or any successor custodian.

15.3. Payments Owing to the Custodian.  Upon termination of this Contract pursuant to Section 15.1 or 15.2  with respect to any Fund or Portfolio, the applicable Fund shall pay to the Custodian any compensation then due and shall reimburse the Custodian for its other reasonable fees, expenses and charges.

15.4 Effect of Termination.  Termination of this Contract with respect to any one particular Fund or Portfolio shall in no way affect the rights and duties under this Contract with respect to any other Fund or Portfolio.  Following termination with respect to a Fund or Portfolio, the Custodian shall have no further responsibility to forward information under Section 2.15 or 4.9.  The provisions of Sections 10, 13, 14 15, 16, 29, and 31 of this Contract shall survive termination of this Contract.

16. Successor Custodian

If a successor custodian for a Fund, of one or more of the Portfolios shall be appointed by the Board of Trustees of a Fund, the Custodian shall, upon termination and receipt of Proper Instructions, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities, cash and other financial assets of each applicable

Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Custodian or such other location as shall mutually be agreed upon by the Custodian and the applicable Fund and transfer such securities, funds and other properties in accordance with such instruction.

In the event that no Proper Instructions designating a successor custodian or alternative arrangement shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System.  Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

In the event that securities, funds or other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of a Fund to provide Proper Instructions to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

17. Interpretive and Additional Provisions

In connection with the operation of this Contract, the Custodian and a Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract.  Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Trust Instrument of a Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

18. Additional Funds/Portfolios

In the event that any management investment company in addition to those listed on Appendix A desires to have the Custodian to render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such management investment company shall become a Fund hereunder.

In the event that a Fund desires to have the Custodian render services as custodian to additional series of a Fund under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

19. Massachusetts Laws to Apply

This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

20. Prior Contracts; Amendments

This Contract supersedes and terminates, as of the date hereof, all prior contracts between a Fund on behalf of each of the Portfolios and the Custodian relating to the custody of a Fund's assets.  This Contract may be amended at any time in writing by mutual agreement of the parties hereto.

21. Reproduction of Documents

This Contract and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

22. Shareholder Communications Election

Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs a Fund to indicate whether it authorizes the Custodian to provide a Fund's name, address, and share position to requesting companies whose securities a Fund owns. If a Fund tells the Custodian "no," the Custodian will not provide this information to requesting companies. If a Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat a Fund as consenting to disclosure of this information for all securities owned by a Fund or any funds or accounts established by a Fund.  For a Fund's protection, the Rule prohibits the requesting company from using a Fund's name and address for any purpose other than corporate communications.  Please indicate below whether a Fund consents or objects by checking one of the alternatives below.

YES [	]	The Custodian is authorized to release a Fund's name, address, and share positions.

NO [ X ]	The Custodian is not authorized to release a Fund's name, address and share positions.

23. Limitation of Liability

The Custodian agrees that the Contract may only be enforced against the assets of a
Fund or the particular Portfolio of a Fund.

24. Foreign Exchange

24.1. Generally. Upon receipt of Proper Instructions, which for purposes of this section may also include security trade advices, the Custodian shall facilitate the processing and settlement of foreign exchange transactions.  Such foreign exchange transactions do not constitute part of the services provided by the Custodian under this Contract.

24.2. Fund Elections. The Fund (or its Investment Advisor acting on its behalf) may elect to enter into and execute foreign exchange transactions with third parties that are not affiliated with the Custodian, with State Street Global Markets, which is the foreign exchange division of State Street Bank and Trust Company and its affiliated companies ("SSGM"), or with a sub-custodian.  Where a Fund or its Investment Advisor gives Proper Instructions for the execution of a foreign exchange transaction using an indirect foreign exchange service described in the general client publications of State Street Bank and Trust Company available from time to time to clients and their investment managers ("Client Publications"), a Fund (or its Investment Advisor) instructs the Custodian, on behalf of a Fund, to direct the execution of such foreign exchange transaction to SSGM or, when the relevant currency is not traded by SSGM, to the applicable sub-custodian.  The Custodian shall not have any agency (except as contemplated in preceding sentence), trust or fiduciary obligation to a Fund, its Investment Advisor or any other person in connection with the execution of any foreign exchange transaction.  The Custodian shall have no responsibility under this Contract for the selection of the counterparty to, or the method of execution of, any foreign exchange transaction entered into by a Fund (or its Investment Advisor acting on its behalf) or the reasonableness of the execution rate on any such transaction.

24.3. Fund Acknowledgement. The Fund acknowledges that in connection with all foreign exchange transactions entered into by a Fund (or its Investment Advisor acting on its behalf) with SSGM or any sub-custodian, SSGM and each such sub-custodian:

(a)	shall be acting in a principal capacity and not as broker, agent or fiduciary to a Fund or its Investment Advisor;

	(b)	shall seek to profit from such foreign exchange transactions, and are entitled to retain and not disclose any such profit to a Fund or its Investment Advisor; and
(c)

shall enter into such foreign exchange transactions pursuant to the terms and conditions, including pricing or pricing methodology, (a) agreed with a Fund or its Investment Advisor from time to time or (b) in the case of an indirect foreign exchange service, (i) as established by SSGM and set forth in the Client Publications with respect to the particular foreign exchange execution services selected by a Fund or the Investment Advisor or (ii) as established by the sub-custodian from time to time.

24.4.

Transactions by State Street. The Custodian or its affiliates, including SSGM, may trade based upon information that is not available to a Fund (or its Investment Advisor acting on its behalf), and may enter into transactions for its own account or the account of clients in the same or opposite direction to the transactions entered into with a
Fund (or its Investment Manager), and shall have no obligation, under this Contract, to share such information with or consider the interests of their respective counterparties, including, where applicable, a Fund or the Investment Advisor.

25. Contractual Settlement Services (Purchase/Sales).

25.1.
General.  The Custodian shall, in accordance with the terms set out in this Section 25, debit or credit the appropriate deposit account of each Portfolio on a contractual settlement basis in connection with the purchase of securities or other financial assets for the Portfolio or the receipt of the proceeds of the sale or redemption of securities or other financial assets.

25.2.
Provision of Services.  The services described in Section 25.1 (the "Contractual Settlement Services") shall be provided for the securities and other financial assets and in such markets as the Custodian may advise from time to time. The Custodian may terminate or suspend any part of the provision of the Contractual Settlement Services at its sole discretion immediately upon notice to the applicable Fund on behalf of each Portfolio, including, without limitation, in the event of force majeure events affecting settlement, any disorder in markets, or other changed external business circumstances affecting the markets or a Fund.

25.3.
Purchase Consideration.  The consideration payable in connection with a purchase transaction shall be debited from the appropriate deposit account of the Portfolio as of the time and date that funds would ordinarily be required to settle the transaction in the applicable market.  The Custodian shall promptly recredit the amount at the time that the Portfolio or a Fund notifies the Custodian by Proper Instruction that the transaction has been canceled.

25.4.
Sales and Redemptions.  A provisional credit of an amount equal to the net sale price for a sale or redemption of securities or other financial assets shall be made to the account of the Portfolio as if the amount had been received as of the close of business on the date on which good funds would ordinarily be immediately available in the applicable market.  The provisional credit will be made conditional upon the Custodian having received Proper Instructions with respect to, or reasonable notice of, the transaction, as applicable; and the Custodian or its agent having possession of the securities of other financial assets (excluding financial assets subject to any third party lending arrangement entered into by a Portfolio) associated with the transaction in good deliverable form and not being aware of any facts which would lead the Custodian or its agent to believe that the transaction will not settle in the time period ordinarily applicable to such transactions in the applicable market.

25.5.
Reversals of Provisional Credits or Debits. The Custodian shall have the right to reverse any provisional credit or debit given in connection with the Contractual Settlement Services at any time when the Custodian believes, in its reasonable judgment, that such transaction will not settle in accordance with its terms or amounts due pursuant thereto, will not be collectable or where the Custodian has not been provided Proper Instructions with respect thereto, as applicable.  The Portfolio shall be responsible for any costs or liabilities resulting from such reversal.  Reporting of the occurrence of any such reversal shall be made available on the Custodian's internet customer portal, "my.statestreet.com" or otherwise upon direct notice to the Portfolio, in either case within one business day of such reversal.  Upon such reversal, a sum equal to the credited or debited amount shall become immediately payable by the Portfolio to the Custodian and may be debited from any deposit or other account held for benefit of the Portfolio.

26. Remote Access Services Addendum.

The Custodian and each Fund agree to be bound by the terms of the Remote Access Services Addendum hereto

27. Loan Services Addendum.

If a Fund directs the Custodian in writing to perform loan services, the Custodian and a Fund will be bound by the terms of the Loan Services Addendum attached hereto. The Fund shall reimburse Custodian for its fees and expenses related thereto as agreed upon from time to time in writing by a Fund and the Custodian.

28. Assignment; Delegation.

This Contract may not be assigned by (a) any Fund without the written consent of the Custodian or (b) the Custodian without the written consent of each applicable Fund, except that the Custodian may assign this Contract to a successor of all or a substantial portion of its business, or to an affiliate of the Custodian.  The Custodian shall retain the right to employ agents, subcontractors, consultants or other third parties, including, without limitation, affiliates (each, a "Delegate" and collectively, the "Delegates") to provide or assist it in the provision of any part of the non-custodial services described herein or the discharge of any other non-custodial obligations or duties under this Contract without the consent or approval of any Fund. Except as otherwise provided below, the Custodian shall be responsible for the acts and omissions of any such Delegate so employed as if the Custodian had committed such acts and omissions itself. The Custodian shall be responsible for the compensation of its Delegates. Notwithstanding the foregoing, in no event shall the term Delegate include sub-custodians, Eligible Foreign Custodians, U.S. Securities Systems and Foreign Securities Systems, and the Custodian shall have no liability for their acts or omissions except as otherwise expressly provided elsewhere in this Contract. The liability of the Custodian for the acts and omissions of sub-custodians, Eligible Foreign Custodians, U.S. Securities Systems and Foreign Securities Systems shall be as set forth in Section 1, Section 4.12 and Section 14 above.

29. Confidentiality.

All information provided under this Contract by a party (the "Disclosing Party") to the other party (the "Receiving Party") regarding the Disclosing Party's business and operations shall be treated as confidential.  Subject to Section 30, all confidential information provided under this Contract by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party's other obligations under the Contract or managing the business of the Receiving Party and its affiliates, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.  The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Contract, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Contract, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Custodian or its affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Contract), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

30. Use of Data.

30.1. In connection with the provision of the services and the discharge of its other obligations under this Contract, the Custodian (which term for purposes of this Section 30 includes each of its parent company, branches and affiliates ("Affiliates")) may collect and store information regarding a Fund and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Contract and other agreements between a Fund and the Custodian or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

30.2. Except as expressly contemplated by this Contract, nothing in this Section 30 shall limit the confidentiality and data-protection obligations of the Custodian and its Affiliates under this Contract and applicable law.  The Custodian shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 30 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Contract.

31. Data Privacy.

The Custodian will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of the Funds' shareholders, employees, directors and officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. The term, "personal information", as used in this Section, means (a) an individual's name (first initial and last name or first name and last name), address or telephone number plus (i) Social Security number, (ii) driver's license number, (iii) state identification card number, (iv) debit or credit card number, (v) financial account number or (vi) personal identification number or password that would permit access to a person's account, or (b) any combination of any of the foregoing that would allow a person to log onto or access an individual's account.  The term does not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

32. Regulation GG.

Each Fund  represents and warrants that it does not engage in an "Internet gambling business," as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) and covenants that it shall not engage in an Internet gambling business. In accordance with Regulation GG, each Fund is hereby notified that "restricted transactions," as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Contract or otherwise between or among any party hereto.

33. Business Continuity

The Custodian shall take reasonable steps to minimize service interruptions in the event of equipment failure, work stoppage, governmental action, communication disruption or other impossibility of performance beyond the Custodian's control.  The Custodian shall enter into and shall maintain in effect at all times during the term of this Contract with appropriate parties one or more agreements making reasonable provision for (i) periodic back-up of the computer files and data with respect to a Fund and (ii) emergency use of electronic data processing equipment as necessary to provide services under this Contract.  Upon reasonable request, the Custodian shall discuss with a Fund the business continuity/disaster recovery plan of the Custodian and/or provide a high- level presentation summarizing such plan.

34. Notices

Any notice, instruction or other communication required to be given hereunder will, unless otherwise provided in this Contract, be in writing and may be sent by hand, or by facsimile transmission, or overnight delivery by any recognized delivery service, to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To any Fund:

c/o UBS Asset Management (Americas) Inc. One North Wacker Drive
Chicago, Illinois 60606

To the Custodian:

State Street Bank and Trust Company
1 Iron Street
Boston, MA  02210
Attention:  Senior Vice President, UBS Client Operations
Telephone:  617-662-3685

With a copy to:

State Street Bank and Trust Company
Legal Division – Global Services Americas
One Lincoln Street
Boston, MA 02111
Attention: Senior Vice President and Senior Managing Counsel

35. Reports

Upon reasonable request of at a Fund, the Custodian shall provide a Fund with a copy of the Custodian's System and Organization Controls for Service Organizations: Internal Control over Financial Reporting (SOC 1) reports (or any successor reports). The Custodian shall use commercially reasonable efforts to provide a Fund with such reports as a Fund may reasonably request or otherwise reasonably require to fulfill its duties under Rule 38a-l of the 1940 Act or similar legal and regulatory requirements. Upon reasonable request to a Fund, the Custodian shall also provide to a Fund sub-certifications in connection with Sarbanes-Oxley Act of 2002 certification requirements.

36. Portfolio by Portfolio Basis

This Contract is executed by a Fund with respect to each of its Portfolios and the obligations hereunder are not binding upon any of the directors, officers or shareholders of a Fund individually. Notwithstanding any other provision in this Contract to the contrary, each and every obligation, liability or undertaking of a particular Portfolio under this Contract shall constitute solely an obligation, liability or undertaking of, and be binding upon, such particular Portfolio and shall be payable solely from the available assets of such particular Portfolio and shall not be binding upon or affect any assets of any other Portfolio.

37. Insurance.

The Custodian shall maintain at its cost during the term of this Contract insurance coverage regarding its business in such amount and scope as it deems adequate in connection with the services provided by the Custodian hereunder. Upon a Fund's reasonable request, which in no event shall be more than once annually, the Custodian shall furnish a summary of the Custodian's applicable insurance coverage.

               [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed effective as of the date first above-written.

EACH  OF  THE  MANAGEMENT INVESTMENT COMPANIES AND PORTFOLIOS SET FORTH ON APPENDIX A HERETO

By: /s/ Andrew Erickson
Name: Andrew Erickson
              Title:   Executive Vice President

APPENDIX A TO
MASTER CUSTODIAN AGREEMENT

The UBS Funds
UBS Global Allocation Fund
UBS U.S. Sustainable Equity Fund
UBS U.S. Small Cap Growth Fund
UBS International Sustainable Equity Fund
UBS Dynamic Alpha Fund UBS Municipal Bond Fund UBS Total Return Bond Fund
UBS Emerging Markets Equity Opportunity Fund

SMA Relationship Trust
SMA Relationship Trust Series T
SMA Relationship Trust Series M SMA Relationship Trust Series S SMA Relationship Trust Series G

UBS Relationship Funds
UBS-HALO Emerging Markets Equity Relationship
UBS U.S. Equity Alpha Relationship Fund

A-1

                 LOAN SERVICES ADDENDUM TO CUSTODIAN CONTRACT

ADDENDUM to that certain Custodian Contract (the "Custodian Agreement") between each UBS Fund (a "Fund") identified on Appendix A thereto or made subject thereto pursuant to the terms thereof and State Street Bank and Trust Company, including its subsidiaries and other affiliates (the "Custodian"). As used in this Addendum, the term "Fund", in relation to a Loan (as defined below), includes a Portfolio on whose behalf the Fund acts with respect to the Loan. All provisions of this Loan Services Addendum shall be read in conjunction with, and shall at all times be subject to the general terms and conditions of the Custodian Agreement, including without limitation, the standard of care set forth therein.

The following provisions will apply with respect to interests in commercial loans, including loan participations, whether the loans are bilateral or syndicated and whether any obligor is located in or outside of the United States (collectively, "Loans"), made or acquired by a Fund on behalf of one or more of its Portfolios.

SECTION 1. PAYMENT CUSTODY.  If a Fund wishes the Custodian to receive payments directly with respect to a Loan for credit to the bank account maintained by the Custodian for the Fund under the Custodian Agreement,

(a)      the Fund will cause the Custodian to be named as the Fund's nominee for payment purposes under the relevant financing documents, e.g., in the case of a syndicated loan, the administrative contact for the agent bank, and otherwise provide for the payment to the Custodian of the payments with respect to the Loan; and

(b)      the Custodian will credit to the bank account maintained by the Custodian for the Fund under the Custodian Agreement any payment on or in respect of the Loan actually received by the Custodian and identified as relating to the Loan, but with any amount credited being conditional upon clearance and actual receipt by the Custodian of final payment.

SECTION 2. MONITORING. If a Fund wishes the Custodian to monitor payments on and forward notices relating to a Loan,

(a)      the Fund will deliver, or cause to be delivered, to the Custodian a schedule identifying the amount and due dates of the scheduled principal payments, the scheduled interest payment dates and related payment amount information, and such other information with respect to the Loan as the Custodian may reasonably require in order to perform its services hereunder (collectively, "Loan Information") and in such form and format as the Custodian may reasonably request; and

(b)      the Custodian will (i) if the amount of a principal, interest, fee or other payment with respect to the Loan is not received by the Custodian on the date on which the amount is scheduled to be paid as reflected in the Loan Information, provide a report to the

Fund that the payment has not been received and (ii) if the Custodian receives any consent solicitation, notice of default or similar notice from any syndication agent, lead or obligor on the Loan, undertake reasonable efforts to forward the notice to the Fund.

SECTION 3. EXCULPATION OF THE CUSTODIAN.

(a)      Payment Custody and Monitoring. The Custodian will have no liability for any delay or failure by the Fund or any third party in providing Loan Information to the Custodian or for any inaccuracy or incompleteness of any Loan Information. The Custodian will have no obligation to verify, investigate, recalculate, update or otherwise confirm the accuracy or completeness of any Loan Information or other information or notices received by the Custodian in respect of the Loan. The Custodian will be entitled to (i) rely upon the Loan Information provided to it by or on behalf of the Fund or any other information or notices that the Custodian may receive from time to time from any syndication agent, lead or obligor or any similar party with respect to the Loan and (ii) update its records on the basis of such information or notices as may from time to time be received by the Custodian.

(b)      Any Service. The Custodian will have no obligation to (i) determine whether any necessary steps have been taken or requirements have been met for the Fund to have acquired good or record title to a Loan, (ii) ensure that the Fund's acquisition of the Loan has been authorized by the Fund, (iii) collect past due payments on the Loan, preserve any rights against prior parties, exercise any right or perform any obligation in connection with the Loan (including taking any action in connection with any consent solicitation, notice of default or similar notice received from any syndication agent, lead or obligor on the Loan) or otherwise take any other action to enforce the payment obligations of any obligor on the Loan, (iv) become itself the record title holder of the Loan or (v) make any advance of its own funds with respect to the Loan.

(c)      Miscellaneous.  The Custodian will not be considered to have been or be charged with knowledge of the sale of a Loan by the Fund, unless and except to the extent that the Custodian shall have received written notice of the sale from the Fund and the proceeds of the sale have been received by the Custodian for credit to the bank account maintained by the Custodian for the Fund under the Custodian Agreement. If any question arises as to the Custodian's duties under this Addendum, the Custodian may request instructions from the Fund and will be entitled at all times to refrain from taking any action unless it has received Proper Instructions from the Fund. The Custodian will in all events have no liability, risk or cost for any action taken or omitted with respect to the Loan pursuant to Proper Instructions. The Custodian will have no responsibilities or duties whatsoever with respect to the Loan except as are expressly set forth in this Addendum or as may be otherwise mutually agreed to between the parties in writing.

                                           REMOTE ACCESS SERVICES ADDENDUM TO CUSTODIAN CONTRACT

ADDENDUM to that certain Custodian Contract (the "Custodian Agreement") between each UBS management investment company identified on Appendix A thereto or made subject thereto pursuant to the terms thereof (each, a "Customer") and State Street Bank and Trust Company, including its subsidiaries and affiliates ("State Street").

State Street has developed and/or utilizes proprietary or third-party accounting and other systems in conjunction with the services that State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its ownership and/or control that it makes available to its customers (the "Remote Access Services").

The Services

State Street agrees to provide the Customer, and its designated investment advisors, consultants or other third parties who agree to abide by the terms of this Addendum ("Authorized Designees") with access to State Street proprietary and third-party systems as may be offered by State Street from time to time (each, a "System") on a remote basis.

Security Procedures

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security devices and procedures as may be issued or required from time to time by State Street or its third-party vendors for use of the System and access to the Remote Access Services. The Customer is responsible for any use and/or misuse of the System and Remote Access Services by its Authorized Designees.  The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief.  The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street and State Street may restrict access of the System and Remote Access Services by the Customer or any Authorized Designee for security reasons or noncompliance with the terms of this Addendum at any time.

Fees

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the fee schedule in effect from time to time between the parties. The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency  by reason of the transactions contemplated  by this Addendum,  including,  without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know- how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services

i

and through the use of the System and all copyrights, patents, trade secrets and other proprietary and intellectual property  rights of State Street and third-party  vendors related thereto are the exclusive, valuable and confidential proprietary property of State Street and its relevant licensors and third-party vendors (the "Proprietary Information"). The Customer agrees on behalf of itself and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended.  The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third-party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street's customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way, enhance, copy or otherwise create derivative works based upon the System, nor will the Customer or its Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street or its third-party licensors and vendors inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street represents and warrants that it is the owner of and/or has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology including, but not limited to the use of the Internet, and the necessity of relying upon third-party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided "AS IS" without warranty express or implied including as to availability of the System, and the Customer and its Authorized Designees shall be solely responsible for the use of the System and Remote Access Services and investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors and third-party vendors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall any party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party's control.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET, FOR ITSELF AND ITS RELEVANT LICENSORS AND THIRD-PARTY VENDORS EXPRESSLY DISCLAIMS  ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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Infringement

State Street will defend or, at its option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to or use of State Street proprietary systems by the Customer under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding, cooperates with State Street in the defense of such claim or proceeding and allows State Street sole control over such claim or proceeding. Should the State Street proprietary system or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent, copyright or trade secret laws, State Street shall have the right, at State Street's sole option, to (i) procure for the Customer the right to continue using the State Street proprietary system, (ii) replace or modify the State Street proprietary system so that the State Street proprietary system becomes noninfringing, or (iii) terminate this Addendum without further obligation. This section constitutes the sole remedy to the Customer for the matters described in this section.

Termination

Either party to the Custodian Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of any service agreement applicable to the Customer. The Customer's use of any third-party System is contingent upon its compliance with any terms of use of such system imposed by such third party and State Street's continued access to, and use of, such third-party system. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees and immediately cease access to the System and Remote Access Services. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

This Addendum constitutes the entire understanding of the parties to the Custodian Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

By its execution of the Custodian Agreement, the Customer: (a) confirms to State Street that it informs all Authorized Designees of the terms of this Addendum; (b) accepts responsibility for its and its Authorized Designees' compliance with the terms of this Addendum; and (c) indemnifies and holds State Street harmless from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities arising from any failure of the Customer or any of its Authorized Designees to abide by the terms of this Addendum.

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